Exhibit 10.15

AMENDMENT NO. 1 TO AMENDED AND

RESTATED ADVISORY AGREEMENT

Amendment No. 1 (the “Amendment”) dated as of December 8, 2011 and effective as of January 1, 2012 to the Amended and Restated Advisory Agreement dated as of January 1, 2007, by and between BRT Realty Trust and REIT Management Corp. (the “Agreement”).

WHEREAS, effective as of January 1, 2007, BRT Realty Trust and REIT Management Corp. entered into the Agreement,

WHEREAS, the Agreement has been extended from time to time so that it terminates on December 31, 2011, and

WHEREAS, the parties desire to amend the Agreement as provided for in this Amendment (capitalized terms used without being defined herein shall have the meaning ascribed to such term by the Agreement):

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto do hereby agree as follows:

1.   (a) Section 1 of the Agreement is amended by:

(a) deleting the following defined terms: “Base Fees”, “Fiscal Year”,  “Invested Assets,” and “Loan Origination Fee”; and

(b) adding the following defined terms:

“BVRE” shall mean the average book value of applicable real estate properties, excluding depreciation.

“2012” shall mean the twelve months beginning January 1, 2012.

“2013” shall mean the twelve months beginning January 1, 2013.

“Earning Loan” shall have the meaning ascribed to such term by Section 10(a)(i).

“Fiscal 2014” shall mean the six months beginning January 1, 2014.

“Investor’s Percentage Interest” shall mean all the equity interests, expressed as a percentage, of all persons, other than the Trust and its wholly-owned subsidiaries, in a JV/Participation.

“JV/Participation” shall mean an entity (including, without limitation, a joint venture, partnership or limited partnership) or arrangement (including, without limitation, a participation agreement) pursuant to which the benefits of ownership of an asset is shared by the Trust or its wholly-owned subsidiaries with another person or entity.

“Managed Loans” shall mean loans held or owned by a JV/Participation in which the Trust or its wholly-owned direct or indirect subsidiaries is receiving compensation (including without limitation, origination or servicing fees) for administering or managing the JV/Participation or such loans.

“Managed Real Estate” shall mean real property held by a JV/Participation in which the Trust or its wholly-owned direct or indirect subsidiaries is receiving compensation

(including without limitation, management fees) for administering or managing such JV/Participation or such real property.

“Non-Earning Loan” shall have the meaning ascribed to such term by Section 10(a)(ii).

“Passive Loans” shall mean loans held by a JV/Participation in which the Trust or its wholly-owned direct or indirect subsidiaries is not compensated for administering or managing the JV/Participation or such loans.

“Passive Real Estate” shall mean real property held by a JV/Participation in which the Trust is not compensated for administering or managing the JV/Participation or such real property.

“Periodic Report” shall mean the applicable quarterly or annual report filed by BRT with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, and the financial information and/or work papers supporting the preparation of such quarterly or annual report.

“Trust’s Percentage Interest” shall mean all the equity interests, expressed as a percentage, held by the Trust and its direct and indirect wholly-owned subsidiaries, in a JV/Participation.

2.               Section 3(j) of the Agreement is hereby amended to read as follows:

“(j)          perform such other services of a managerial or advisory nature (including without limitation, the oversight of JV/Participations entered into by the Trust or its direct or indirect wholly-owned subsidiaries) as the Trustees may deem to be in the best interests of the Trust and to the extent not inconsistent with the nature of the services provided by the Advisor prior to December 8, 2011.”

3.               Section 9 of the Agreement is hereby amended to read as follows:

“9.   Minimum and Maximum Fees.

The minimum amount of Incentive Fees payable hereunder shall be $750,000, $750,000 and $375,000 for 2012, 2013 and Fiscal 2014, respectively, and the maximum amount of Incentive Fees payable hereunder shall be $4,000,000, $4,000,000 and $2,000,000 for 2012, 2013 and Fiscal 2014, respectively.

4.               Section 10 of the Agreement is hereby amended to read as follows:

“10. Incentive Fees.  (a) Subject to the minimum and maximum fees payable pursuant to Section 9, the Trust shall pay the Advisor on a quarterly basis in arrears the fee indicated with respect to each of the following items (excluding, however, Managed Loans, Passive Loans, Managed Real Estate and Passive Real Estate):

(i) 0.25% of the average principal amount of earning loans (“Earning Loan”);

(ii) 0.0875% of the average amount of the fair market value of non-earning loans (“Non-Earning Loan”);

(iii) 0.1125% of BVRE;

(iv) 0.0625% of the average amount of the fair market value of marketable securities; and

(v) 0.0375% of the average amount of cash and cash equivalents.

(b) Subject to the minimum and maximum fees payable pursuant to Section 9, the Trust shall pay the Advisor on a quarterly basis in arrears the fee indicated with respect to each of the following items:

(i) with respect to Managed Real Estate: (0.1125% x the Trust’s Percentage Interest x BVRE) + (0.1% x Investor’s Percentage Interest x BVRE); and

(ii) with respect to Passive Real Estate: (0.1125% x the Trust’s Percentage Interest x BVRE).

(c) Subject to the minimum and maximum fees payable pursuant to Section 9, the Trust shall pay the Advisor on a quarterly basis in arrears, the fee indicated with respect to each of the following items:

(i)  with respect to each Managed Loan that is an Earning Loan: (0.25% x the Trust’s Percentage Interest x Earning Loan) + (0.1% x Investor’s Percentage Interest x Earning Loan);

(ii)  with respect to each Managed Loan that is a Non-Earning Loan: (0.0875% x Non-Earning Loan) + (0.0875% x Investor’s Percentage Interest x Non-Earning Loan);

(iii) with respect to each Passive Loan that is an Earning Loan: (0.25% x the Trust’s Percentage Interest x Earning Loan); and

(iv) with respect to each Passive Loan that is a Non-Earning Loan: (0.0875% x the Trust’s Percentage Interest x Non-Earning Loan).

(d) The average amount for these items shall be calculated by comparing the amount reflected for such item in the Periodic Report for the quarterly period for which such fees are being calculated to the Periodic Report filed for the immediately preceding quarter.  The Incentive Fees shall be computed by the Trust and shall be paid to the Advisor within ten days of the filing of the Periodic Report with respect to the period for which the Incentive Fees are being calculated (but in no event later than 55 days after the end of the Trust’s fiscal quarter or 85 days after the end of the Trust’s fiscal year).

(e) Within 90 days after the end of each of 2012, 2013 and Fiscal 2014 or, if this Agreement is terminated prior to June 30, 2014, within ninety (90) days after the termination of this Agreement, the Trust shall recalculate all the payments made hereunder (as if such payments had been made on a twelve month basis rather than a quarterly basis) to determine whether the Trust has paid the Advisor the amount it is obligated to pay the Advisor hereunder for the applicable twelve months.  In the event that it is determined that the Advisor has received more or less than the amount to which it is entitled to hereunder, within thirty (30) days of such determination, the Trust, in the case of an underpayment, or the Advisor, in the case of an overpayment, shall remit to the other the amount of such underpayment or overpayment, as the case may be.  In the event of the termination of this Agreement other than on the last day of 2012, 2013 or Fiscal 2014, or as may otherwise be appropriate with respect to a period of less than twelve months, appropriate pro rata adjustments shall be made to the calculation of Incentive Fees payable pursuant to the Agreement.

(f)    Notwithstanding anything to the contrary herein, the amounts payable pursuant to Section 10(b) and 10(c) with respect to a particular loan or real estate asset shall not exceed on a quarterly basis, the amount received by the Trust for servicing or managing such loan, real estate or the related JV/Participation during such period.

5.     Section 15 of the Agreement is hereby amended to read as follows:

“15. Term. This Agreement shall continue in force until June 30, 2014 unless terminated by BRT or the Advisor as provided herein.”

6.               The provision of this Amendment shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect.

7.               This Amendment is effective as of January 1, 2012. The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in the Amendment in any jurisdiction.

8.               This Amendment shall be binding upon any successors or permitted assigns of the parties hereto as provided in the Agreement subject to the provisions of Section 16 thereof.

9.               All terms and conditions of the Agreement, except as modified by this Amendment, are hereby affirmed and ratified.

BRT REALTY TRUST

By:	/s/ Jeffrey A. Gould
Jeffrey A. Gould,
President and Chief Executive Officer

REIT MANAGEMENT CORP.

By:	/s/David W. Kalish
David W. Kalish, Vice President